Exhibit 10.13

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PATENT LICENSE AGREEMENT

This PATENT LICENSE AGREEMENT, effective as of December 31, 2015 (the “Effective Date”), is entered into between Rosetta Genomics Ltd., a corporation organized under the laws of the State of Israel, with offices at 10 Plaut Street, Science Park, Rehovot 76706, Israel (“Rosetta ”) and Mirna Therapeutics, Inc., a Texas corporation with offices at 2150 Woodward St., Suite 100, Austin, TX 78744 (“Mirna”).  Rosetta and Mirna are hereafter referred to collectively as the “Parties,” and each individually as a “Party.”

WHEREAS, Rosetta is a co-owner of the Licensed Patents, and has the right to grant licenses thereunder (defined below);

WHEREAS, Mirna [***]; and

WHEREAS, [***] Rosetta desires to grant such license, in each case on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the covenants, warranties and indemnities set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound the Parties agree as follows:

1.DEFINITIONS

1.1.The following terms when capitalized have the meanings set forth below:

(a)“Affiliate” means, with respect to a Party, any entity that is controlled by, controls, or is under common control with such Party, provided that such entity shall be an Affiliate hereunder only for so long as such control exists. For purposes of this definition, the term “control” means: (i) direct or indirect ownership of more than fifty percent (50%) of the voting interest in the entity in question, provided,  however,  that if local law requires a minimum percentage of local ownership, control will be established by direct or indirect beneficial ownership of one hundred percent (100%) of the maximum ownership percentage that may, under such local law, be owned by foreign interests; or (ii) possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the entity in question (whether through ownership of securities or other ownership interests, by contract or otherwise)..

(b)“Agreement” means this Patent License Agreement, together with all Schedules hereto, and any duly executed amendments to the foregoing.

(c)“Business Day” means any day other than a Saturday, Sunday, or day on which banking institutions in New York, New York and Austin, Texas are authorized or obligated by applicable Law or executive order to be closed.

(d)“Compound” means the Current Compound and/or any Non-Exclusive Compound, as applicable.

(e)“Covered Sale” means the Sale by Mirna or any Sublicensee of a Product to a Third Party, where (i) such Sale, (ii) the importation of such Product, or (iii) the manufacturing of such Product, is in a jurisdiction in which there is, at the time of such event: (A) at least one patent application for a Licensed Patent that, at the applicable time, has not been pending for more than [***] ([***]) years or (B) at least one issued and unexpired Licensed Patent, and in the case of (A) or (B) has not been dedicated to the public, disclaimed, abandoned or held unenforceable by a court or other body of competent jurisdiction (which decision is not appealable or has not been appealed within the time allowed for appeal) or admitted invalid or unenforceable through reexamination, reissue, disclaimer or otherwise.

(f)“Entity” means a corporation, association, partnership, business trust, joint venture, limited liability company, proprietorship, unincorporated association or other organization or individual that can exercise independent legal standing.

(g)“Governmental Authority” means any federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

(h)“Homologue” means a nucleic acid that comprises a nucleic acid sequence that is [***]% to[***]% identical to either of the nucleic acid sequences set forth in Schedule C.

(i)“Law” means any U.S. or non U.S. law (including common law), ordinance, writ, statute, treaty, rule or regulation, decree, judgment, consent decree or other governmental requirement of any Governmental Authority.

(j)“Licensed Patents” means (i) the patent applications and issued patents listed in Schedule A attached hereto, together with (ii) any application or patent claiming priority to any such application or patent, and any substitutions, divisions, continuations, continuing prosecution applications, extensions, term restorations, renewals, or continuations-in-part of any such applications or patents issuing on any of the foregoing applications and all reexaminations, substitutions, or reissues thereof, and any and all foreign counterparts of any and all of the foregoing, in each case to the extent such patent or patent application is owned or controlled by Rosetta and licenseable by Rosetta under the terms hereof.

(k)“Current Compound” means a compound with the sequence set forth in Schedule B attached hereto, which is the Mirna active pharmaceutical ingredient included in MRX34 that currently is the subject of clinical trials.

(l)“Mimetic of miR-34a” means any synthetic polynucleotide having the sequence as set forth in Schedule C.

(m)“Net Sales” means the gross amount, excluding [***], of consideration (whether for payment or in exchange for other goods or services) invoiced by Mirna or its Sublicensee for any Covered Sale of a Product to a Third Party, after deduction of the Qualifying Costs (defined below).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(i)“Qualifying Costs” means the following amounts [***] by Mirna (or, as applicable, its Sublicensee):

(1)sales taxes (including value added taxes and other similar  taxes) to the extent applicable to such Sale [***];

(2)discounts granted on the relevant Sale and not already  reflected in the invoiced price and credits, rebates, chargebacks, and other  deductions and allowances, if any, actually granted on account of price adjustments, recalls, rejections or returns of products or services previously sold, provided that, for the avoidance of doubt, a chargeback or other deduction shall not be excluded if it already has been accounted for under Section 1.1(m)(i)(4);

(3)freight, postage and duties, and transportation charges relating to such Sale (including handling and insurance thereto) separately identified invoice or other documentation maintained in the ordinary course of business;

(4)[***].

For the avoidance of doubt, an amount falling into multiple categories above may not be deducted more than once.

(ii)Mirna shall [***] any proposed excluded Qualifying Costs or other exclusions pursuant to Section 1.1(m)(iii) through 1.1(m)(v) in accordance with Section 4.4(b).  For the avoidance of doubt, amounts received by Mirna from a Sublicensee (or if the grant of a multiple tier Sublicense is permitted hereunder, received by a Sublicensee from its sub-sublicensee) that are in consideration of the grant of sublicense rights under the Licensed Patents but are not calculated based on or otherwise related to the Covered Sale of a Product, are Sublicensing Revenue and not Net Sales.

(iii)Sales between Mirna and its Affiliates or Sublicensees for resale shall be excluded from the computation of Net Sales, and no payments will be payable on such sales except where such Affiliates or Sublicensees are end users.

(iv)Notwithstanding the foregoing, Product provided for clinical or non-clinical research and trials or as Product samples shall be excluded from Net Sales.  Product provided [***].

(v)If a Product is Sold as part of a Combination Product (as defined below), Net Sales will be calculated by multiplying the (x) Net Sales of the Combination Product calculated as above (i.e., calculated as for a non-Combination Product) by (y) the fraction (A/(A+B)), where:

(1)“A” is the average gross selling price during the previous calendar quarter in such country of such Product as the sole therapeutically active component; and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(2)“B” is the average gross selling price during the previous calendar quarter in such country of the other therapeutically active component contained in the Combination Product.

If “A” or “B” cannot be determined by reference to non-Combination Product Sales as described above, then Net Sales will be calculated as above, but the average gross selling price in the above equation will be [***] prior to the end of the accounting period in question based on[***] that takes into account, in the applicable country,  [***] in the Combination Product.  If [***] the end of the applicable accounting period,[***].    As used in this Section 1.1(m)(v), “Combination Product” means a Product that contains one or more additional therapeutic agents (whether co-formulated or co-packaged) that are not the therapeutic agent in the Product.  For the avoidance of doubt, drug delivery vehicles, adjuvants, and excipients, and equipment used to administer a Product, will not be deemed an “additional therapeutic agent” for the purposes of the definition of “Combination Product.”

(n)“Non-Exclusive Compound” means a compound that is (a) a Mimetic of miR-34a or (b) a miR-34a Homologue, in each case other than the Current Compound.

(o)“p53” means [***] protein encoded by the TP53 gene.

(p)“p53 Status” means [***].

(q)“Phase II Trial” means any human clinical trial conducted on patients with the disease or condition being studied, the principal purpose of which is to determine (i) preliminary evidence of efficacy and safety and/or (ii) selection of the dose or dose range to be studied in a subsequent Phase II Trial(s) or Phase III Trial(s) for such product, as further described in 21 C.F.R. §312.21(b) (including, any such clinical study in any country other than the United States).

(r)“Phase III Trial” means a human clinical trial, the principal purpose of which is to establish safety and efficacy of the Product in patients with the disease being studied, as further described in 21 C.F.R. §312.21(c) (including, any such clinical study in any country other than the United States).

(s)“Pivotal Trial” means (i) a Phase III Trial or (ii) a Phase II Trial, which is designed and intended to be of a size and statistical power sufficient to serve as a pivotal study to support the filing of an application for drug regulatory approval.

(t)“Quarter” means any respective period of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31 of any Year.

(u)“Product” means any pharmaceutical product comprising or containing (a) the Current Compound and/or (b) one or more Non-Exclusive Compounds.

(v)“Sale” means, with respect to a Product, the sale, importation lease, rental, transfer or other exploitation of such Product.  “Sell” and “Sold” have the correlative meanings.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(w)“Sublicensing Revenues” means [***] received by Mirna from a Sublicensee in consideration of a grant of a Sublicense under the Licensed Patents to such Sublicensee, or [***] under the Licensed Patents, which in each case may include [***] in consider for such grant of a Sublicense, but excluding any consideration received by Mirna from a Sublicensee as bona fide payments in consideration for:

(i)[***];

(ii)[***];

(iii)[***];

(iv)[***];

(v)[***];

(vi)[***] payments made by such Sublicensee to Mirna in consideration of [***], provided that the [***] that are attributable to Sublicense Revenues hereunder will be [***] in accordance with Section 4.4(b), including with [***].;

(vii)[***]; and

(viii)[***].

(items (i) through (viii), the “Excluded Revenue”).  For the avoidance of doubt, an amount that falls into more than one of the categories of exclusions listed above may not be deducted more than once.  Mirna shall [***] in accordance with Section 4.4(b).

(x)“Third Party” means with respect to any Party, any Entity other than such Party and its Affiliates.

(y)  “Tier 1 Product” means a Product where (i) the assessment of p53 Status is on the approved label of such Product or (ii) Mirna (or its Sublicensee) Sells a [***], or (iii) Mirna (or its Sublicensee) requires or recommends that [***];  provided however [***].

(z)“Tier 2 Product” means a Product, other than a Tier 1 Product, where [***].

(aa)“Tier 3 Product” means any Product other than a Tier 1 Product or Tier 2 Product.

(bb)“WIS” means Weizmann Institute of Science.

(cc)“Year” means a calendar year.

(dd)“Yeda” means Yeda Research and Development Company, Ltd., a corporation organized under the laws of Israel.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(ee)“Yeda Agreement” means the Agreement between Rosetta and Yeda dated April 17, 2005

Other Defined Terms	Section
“Audit”	5.2
“Bankruptcy Code”	11.8
“Challenge”	7.2(a)
“Claim”	10.5
“Combination Product”	1.1(m)(v)
“Discloser”	8.1
“Dispute”	11.2
“Dispute Notice”	11.2(a)
“Effective Date”	Introductory Paragraph
“Excluded Revenue”	1.1(w)
“Expiration Date”	9.1
“Indemnitees	10.5
“License”	2.1
“Losses”	10.5
“Milestone Payment”	4.2
“Mirna”	Introductory Paragraph
“Negotiation Period”	6.1
“Notice or notice”	11.5
“Offset”	4.3(b)
[***]	[***]
“Qualifying Costs”	1.1(m)
“Representative”	8.1
“Recipient”	8.1
“Rosetta”	Introductory Paragraph
“Royalties”	4.3(a)
“Sublicense”	2.3
“Sublicense Agreement”	2.3
“Sublicensee”	2.3
“Sublicense Fees”	4.3(c)
“Term”	9.1
“Third Party Payment”	4.3(b)
“Up-Front Payment”	4.1
“Yeda Confidential Information”	8.5

1.2.Rules of Construction.

(a)Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties hereto and their counsel.  Accordingly, in the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

(b)The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined, and derivative forms of any capitalized term defined herein shall have meanings correlative to the meaning specified herein.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The word “any” shall mean “any and all” unless otherwise clearly indicated by context.  “$” as used in this Agreement means the lawful currency of the United States.

(c)Unless the context requires otherwise: (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (ii) references to this Agreement include all Schedules, which are incorporated herein and made part hereof, and any duly executed amendments to the foregoing; (iii) any reference to any Laws herein shall be construed as referring to such Laws as from time to time enacted, repealed or amended, (iv) where either Party’s consent is required hereunder, except as otherwise specified herein, such Party’s consent may be granted or withheld in such Party’s sole discretion, (v) any reference herein to any person shall be construed to include the person’s successors and assigns, (vi) the words “herein” “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (vii) all references herein to an Article, Section, or Schedule, unless otherwise specifically provided, shall be construed to refer to an Article, Section, or Schedule of this Agreement.

2.GRANT OF LICENSE

2.1.Grant.  Subject to the terms of this Agreement, Rosetta hereby grants to Mirna,  effective as of the Effective Date and during the Term:

(a)a non-assignable and non-transferable (except as permitted under Section 11.7), worldwide, exclusive license, with the right to authorize and grant Sublicenses under the Licensed Patents solely as set forth in Section 2.3, to: (i) make, have made, use, offer for sale, sell and import Products [***], and (b) perform processes covered by the Licensed Patents solely in connection the activities permitted under subsection (a)(i); and

(b)a non-assignable and non-transferable (except as permitted under Section 11.7), worldwide, non-exclusive license, with the right to authorize and grant Sublicenses under the Licensed Patents solely as set forth in Section 2.3, to: (i)  make, have made, use, offer for sale, sell and import Products that [***] and (ii) perform processes covered by the Licensed Patents solely in connection with the activities permitted under subsection (b)(i).

(collectively (a) and (b), the “License”).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

2.2.Limited Exclusivity.  The License shall be exclusive solely for Products that [***], and nothing herein is intended to limit or prohibit Rosetta from granting licenses under the Licensed Patents to any Person for any other product or service.

2.3.Sublicenses.

(a)The License includes the right for Mirna to grant to third parties a sublicense of the rights granted under the License (each, a “Sublicensee” and such sublicense, a “Sublicense”) in accordance with this Section 2.3, Mirna may not grant to such Sublicensee the right to grant any further Sublicenses, without the prior written consent of Rosetta, such consent of Rosetta not to be unreasonably withheld, and the prior written consent of Yeda in accordance with the Yeda Agreement.  In the event Mirna desires to obtain such consents to grant a sublicense with the right to grant further sublicenses,[***]. Mirna shall at all times be responsible to Rosetta for its Sublicensee’s compliance with the terms of this Agreement and the Yeda Agreement that are applicable to Rosetta’s sublicensees and sub-sublicensees.

(b)Mirna agrees that each Sublicense shall be pursuant to a written sublicense agreement (a “Sublicense Agreement”) which shall comply with the following:

(i)[***] terms hereof applicable to a Sublicensee, and [***], including [***].

(ii)provide that: the Sublicense is personal to the Sublicensee and may not be sold, assigned, delegated or otherwise transferred or encumbered, in whole or in part, without the prior written consent of each of Rosetta and Yeda (such consent by Yeda to be sought and provided in accordance with Section 5.7.5 of the Yeda Agreement), and the Sublicensee may [***] of its receipt from the Sublicensee.  For the avoidance of doubt, for purposes of this, Sublicense Agreement, a merger or consolidation of the Sublicensee with a third party where the Sublicensee is the surviving entity, or the acquisition of all or substantially all of the stock of control of the Sublicensee, shall not be deemed an assignment and the prior consent of Rosetta or Yeda is not required for such transaction .

(iii)provide that the Sublicensee shall have no right to grant further sublicenses;

(iv)provide that all Yeda-dependent provisions under the Sublicense will terminate in the event that the Yeda Agreement is terminated;

(v)provide that the Sublicense will automatically terminate on the earlier of (x) the Expiration Date or (y) the date on which this Agreement expires or terminates for any reason, provided that in the event that this Agreement is terminated prior to the Expiration Date, and provided that a Sublicensee is at that time not in breach of its Sublicense Agreement, Rosetta agrees to enter into good faith negotiations with Sublicensee with respect to the provision of a direct license between Rosetta and such Sublicensee on substantially the same financial terms as those set forth herein and in the Sublicense Agreement, subject to the mutual agreement of Rosetta and the Sublicensee.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(c)Mirna shall promptly provide Rosetta (i) [***], (ii) the[***], and (iii) [***] after its execution.  All amendments to any such Sublicense shall comply with this Section 2.3(c), and [***].

(d)Mirna shall promptly notify Rosetta in the event that any Sublicensee is in material breach of its Sublicense Agreement, and will promptly provide Rosetta with a copy of any notice of breach, termination, or the like sent to or received from a Sublicensee.  Rosetta shall [***].

2.4.Limitations.  Mirna and its Sublicensees:

(a)may exercise rights under the Licensed Patents solely as expressly permitted under the License;

(b)in connection with the exercise of their rights and compliance with their obligations under this Agreement, shall at all times strictly comply with all applicable Laws now or hereafter in effect, and make, obtain, and maintain in force at all times during the Term, all filings, registrations, reports, licenses, permits, and authorizations required under applicable Law to perform its obligations under this Agreement;

(c)acknowledges that Yeda is a co-owner of some or all of the Licensed Patents, that Rosetta and certain of its rights with respect to the licensing of the Licensed Patents is subject to the Yeda Agreement; and agrees that Mirna and its Sublicensee are obligated hereunder and agree to comply with all applicable terms of the Yeda Agreement, and that all Yeda-dependent provisions under this Agreement will terminate in the event that the Yeda Agreement is terminated.  Mirna acknowledges that it has received and reviewed a copy of the Yeda Agreement prior to entering into this Agreement;

(d)acknowledges and agrees that Rosetta has no responsibility for the Products manufactured or sold or on behalf of Mirna or its Sublicensees, including no responsibility for the formulation or efficacy thereof, or the pricing thereof or any discounts or price reductions that may be applied with respect thereto .

2.5.Reservation of Rights.  Mirna acknowledges and agrees that: (a) except for the rights and licenses expressly granted under the License, it shall have no rights under this Agreement, by implication, estoppel or otherwise, in, under or to any Intellectual Property now or hereafter owned by Rosetta or any of its Affiliates, and all rights not expressly licensed or granted hereunder are expressly reserved by Rosetta and its Affiliates; (b) no license is granted hereunder to Mirna under any patent claim owned by Rosetta or its Affiliates other than the patents expressly listed in the definition of Licensed Patents; and (c) no license is granted under the Licensed Patents to any Entity other than Mirna.  For the avoidance of doubt, and without limiting the foregoing Rosetta is under no obligation hereunder to deliver, and shall not deliver, to Mirna any data or know-how relating to the License Patents, including any data relating to results of the joint research conducted by Rosetta and Yeda under the Yeda Agreement (i.e., the “Results” as defined in the Yeda Agreement).

3.[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

3.1.[***].

4.PAYMENTS

4.1.Up-front Payment.  A non-refundable payment in the amount of one million six hundred thousand U.S. Dollars ($1,600,000) (the “Up-Front Payment”) will be due by Mirna to Rosetta upon execution of this agreement which shall be paid within [***] ([***]) Business Days after such execution.

4.2.Milestone Payments.  Mirna shall pay to Rosetta the following non-refundable milestone payments (the “Milestone Payments”).  For the avoidance of doubt, the Milestones Payments shall be payable [***]:

(a)Tier 1 Product.  Mirna will provide written Notice to Rosetta within [***] ([***]) days of [***], which Notice shall specify [***], and Mirna will make a payment to Rosetta in the amount of [***] U.S. Dollars ($[***]) within [***] ([***]) days of [***].

(b)Tier 2 Product.  Mirna will provide written notice to Rosetta within [***], which notice shall specified [***], and Mirna will make a payment to Rosetta in the amount of [***] U.S. Dollars ($[***]) within [***] ([***]) days of [***].

4.3.Royalties and Sublicense Fees.

(a)Royalty Rates.  Mirna will pay to Rosetta running royalties on Net Sales of Product by Mirna or its Sublicensees on a country-by-country and Product-by-Product basis as follows (“Royalties”):

(i)For Sales of Tier 1 Products, [***]% of Net Sales;

(ii)For Sales of Tier 2 Products, [***]% of Net Sales; and

(iii)For Sales of Tier 3 Products, [***]% of Net Sales.

For the avoidance of doubt, no Royalties shall be payable under this Section 4.3 for any Sales of Products made after the Expiration Date.

(b)Certain Reduction of [***]

(i)For Third Party Payments.  In the event that, in order to exercise the rights granted under the License, Mirna and/or its Sublicensee licenses [***] and makes [***] to such Third Party in consideration of such license under such intellectual property (a “Third Party Payment”), then with respect to Products covered by such Third Party Payment, Mirna shall be entitled to reduce the amount of [***] payable to Rosetta hereunder by an amount equal to up to [***] percent ([***]%) of the corresponding Third Party Payment  (the “Offset”), provided that in no event may [***] be reduced by more than [***] percent ([***]%) of the amount that would otherwise have been due and payable hereunder.

(ii)For Termination of the Yeda Agreement.  If the Yeda Agreement is terminated and Rosetta has granted to Mirna the nonexclusive license under Section 10.3(b),

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

then the amount of [***] payable to Rosetta, including [***] shall be reduced by [***] percent ([***]%) of the amount that would otherwise have been due and payable hereunder.

(c)Sublicense Fees.  With respect to all Sublicensing Revenues received by Mirna, Mirna shall pay to Rosetta a percentage of such Sublicensing Revenue (“Sublicense Fees”), which percentage will be based on [***] by the Sublicensee, such percentage determined as of the time such Sublicense Fees become due, in accordance with the following:

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

For the avoidance of doubt, application of the foregoing shall be based on the [***] by such Sublicensee (for example – if a Product can be [***], it will be considered a [***] Product).  For the purpose of this Section, “[***]” means [***].

4.4.Reports and Payments.

(a)       Quarterly Reports.  For each Quarter during the Term, within [***] ([***]) days of the end of such Quarter, Mirna and/or its Sublicensee, as applicable, shall provide to a written report, certified as correct by its chief financial officer or similar officer, setting forth the amount of Royalties and Sublicense Fees that accrued with respect to such Entity in the preceding Quarter and the manner in which such amounts were calculated in accordance with this Agreement.  Such report shall set forth, for Mirna and each Sublicensee, on a Product-by-Product and jurisdiction by jurisdiction basis, the following applicable amounts that accrued during such Quarter:

(i)Net Sales before any deductions or exclusions;

(ii)all exclusions from Net Sales separately listed, including Qualifying Costs and other exclusions or deductions applied pursuant to each of Sections 1.1(m)(ii) through 1.1(m)(iv).

(iii)Third Party Payments any adjustment for Compound Products as permitted under Section 1.1(m)(v);

(iv)all Excluded Revenue excluded from Sublicensing Revenue pursuant to Section 1.1(w);

(v)any Offset permitted pursuant to Section 4.3(b);

(vi)net Royalties payable hereunder, calculated in accordance with Section 4.3, and

(vii)net Sublicense Fees payable hereunder, calculated in accordance with Section 4.3.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(b)Payments.  Together with such report, Mirna shall make a payment to Rosetta of all Royalties and Sublicense Fees payable for such Quarter, and provide written documentation, including [***].

(c)Annual Reports.  Mirna shall provide to Rosetta written reports within [***] ([***]) days of the end of each calendar year, which shall include [***] of: (i) [***] of the Products in the said year; (i) [***] activities related to the Products during the said year; (i) Mirna’s and any Sublicensee’s (and permitted sub-Sublicensee’s) plans in respect of the [***] under the Agreement or any Sublicense (or permitted sub-Sublicense) for [***].  At Rosetta’s request, from time to time, Mirna shall [***] relating its and any Sublicensee’s (and permitted sub-Sublicensee’s) [***] under the Agreement or Sublicense (or permitted sub-sublicense).

4.5.Patent Costs.  [***] will [***] for [***] percent ([***]%) of all costs incurred with respect to the prosecution or protection of the Licensed Patents incurred by [***], provided such amount [***] shall be prorated if [***]. By way of example and not limitation, if [***].  [***] shall [***] issue invoices to [***] specifying the [***], and [***] shall pay the invoice amount within [***] ([***]) days of the issuance of such invoice.

4.6.Method of Payment.  Unless otherwise agreed to by the Parties, all payments by Mirna hereunder shall be effected by direct bank transfer to the following Rosetta bank account:

Bank:                      [***]

ABA#                     [***]

Account Name:      [***]

Account No:           [***]

All banking charges shall be from [***]’s account.  All payments contemplated under this Agreement shall be denominated in U.S. Dollars (US$) unless otherwise agreed by the Parties.

4.7.Taxes.  All payments hereunder by Mirna shall be net of any withholding taxes that may be paid to any government or tax authority.  Mirna shall be responsible for all taxes imposed on payments made under this Agreement, excepting income taxes payable in respect of Rosetta’s income.

4.8. Late Fees.  Mirna shall be liable for interest on any overdue payment under this Agreement commencing on the date such payment became due at a [***] rate equal to [***] in respect of unapproved overdrafts in current accounts in the relevant currency, except that [***] (provided that [***]).  If such interest rate exceeds the maximum legal rate in the jurisdiction where a claim therefore is being asserted, the interest rate shall be reduced to such maximum legal rate.

5.RECORDS AND AUDIT

5.1.Recordkeeping.  Mirna shall keep and require its Sublicensees to keep, complete, accurate and correct books of account and records consistent with GAAP and sound business and accounting principles and practices and in such form and in such details as to enable the determination of the amounts due to Mirna or Rosetta, as the case may be, in terms hereof or any Sublicense Agreement. Mirna shall supply to Rosetta at the end of each Year, commencing with

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

the first Year in which any amount is payable by Mirna to Rosetta hereunder, a report signed by Mirna’s independent auditors in respect of the amounts due to Rosetta pursuant to Section 4 in respect of the Year covered by the said report and containing details in accordance with Section 4.4 above in respect of the Quarterly reports. Mirna shall retain, and cause its Sublicensees to retain, the foregoing books of account for [***] ([***]) years after the end of each Year during the Term, and, if this Agreement is terminated for any reason whatsoever, for [***] ([***]) years after the end of the Year in which such termination becomes effective.

5.2.Audit.  During the Term [***], no more often than [***] in any [***] ([***]) month period, Rosetta shall have the right to have an independent third party auditor audit Mirna’s and/or its Sublicensee’s books and records for purposes of verifying compliance with its payment and other obligations hereunder (an “Audit”).  If Rosetta elects to have such an Audit conducted, Rosetta shall select the independent auditor, which auditor is subject to approval by Mirna, such approval not to be unreasonably withheld, delayed or conditioned.  Any such Audit shall be conducted by such auditor upon at least [***] ([***]) days advance notice and during normal business hours.  Any such Audit shall be performed at Rosetta’s  expense; provided, that in the event that the Audit shows any underpayment greater than [***] percent ([***]%) of the aggregate amounts of the payment reportable by Mirna to Rosetta for any Year, then Mirna shall reimburse Rosetta for the cost of the Audit.

6.DIAGNOSTIC PRODUCTS

6.1.[***] Diagnostic Product.  In the event that Mirna intends to [***], then its shall [***].   Mirna [***]diagnostic product [***] until [***] in accordance with this Section 6.1.  In the event that [***], the Parties will [***] the [***] such diagnostic product, [***]).  If [***], or if [***], then Mirna [***] develop and commercialize such diagnostic product, [***] such diagnostic product, [***], Mirna [***].  For the avoidance of doubt, Mirna’s [***] applies and accrues with respect to [***] during the Term.

7.INTELLECTUAL PROPERTY

7.1.Licensed Patents.  Mirna acknowledges and agrees that:

(a)Rosetta retains all right, title and interest in and to the Licensed Patents, and except for rights expressly granted to Mirna and its Subsidiaries under this Agreement, Mirna and its Sublicensees have no ownership or other rights in the Licensed Patents;

(b)Rosetta has no obligation hereunder to disclose or supply to Mirna or its Sublicensees any know-how, trade secrets or technology relating to the Products or the subject matter of the Licensed Patents.

7.2.No Challenges.

(a)[***], Mirna agrees, and shall cause its Sublicensee to agree, that Mirna and its Sublicensees shall not participate directly or indirectly in, or assist any other Entity with respect to, any judicial or administrative proceeding in any jurisdiction to invalidate or render unenforceable any Licensed Patent (a “Challenge”).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(b)Without limiting Section 7.2(a), in the event that Mirna or its Sublicensee commences or participates in, directly or indirectly, any Challenge:

(i)Mirna or its Sublicensee, as the case may be, will provide [***] written notice to Rosetta, stating the basis for such Challenge [***];

(ii)Rosetta may immediately terminate this Agreement upon written notice to Mirna;

(iii) Mirna or its Sublicensee, as the case may be, will be required [***];

(iv)other than a Challenge brought before the United States Patent and Trademark Office, any Challenge of any U.S. License Patents shall be litigated in the courts located in New York, New York, and the Parties agree not to challenge personal jurisdiction in that forum; and

(v)during the Term and during pendency of the Challenge, Milestone Payments and Royalties due hereunder will be [***], and their payment shall be [***], and starting on the date that the Challenge is won by Rosetta, Milestone Payments and Royalties due hereunder will be [***].

(c)Exception.  Notwithstanding anything to the contrary herein, Sections 7.2(a) and 7.2(b) shall not apply with respect to any Challenge asserted by Mirna or its Sublicensee, as the case may be, in response to or in defense of the prior assertion by Rosetta of a claim under such Licensed Patent against Mirna or such Sublicensee, as the case may be.

7.3.Prosecution of the Licensed Patents.  As between the Parties, Rosetta retains the sole and exclusive right to apply for, prosecute and defend the Licensed Patents, [***], subject to the [***].

7.4.Enforcement of Licensed Patents.

(a)Monitoring.  Mirna shall use commercially reasonable efforts to monitor Third Party infringement of the Licensed Patents with respect to any products competing with the Products, and shall provide notice to Rosetta if it learns of any alleged infringement.

(b)Protection. As between the Parties, Rosetta will have the sole and exclusive right, but not the obligation, for the protection of the Licensed Patents, including the initiation, defense, and management of any adversarial legal proceeding relating to the Licensed Patents, in any jurisdiction (including any declaratory judgment action, patent infringement action or opposition), at Rosetta’s expense, subject to the reimbursement terms set forth in Section 4.5  If Mirna provides Notice to Rosetta demonstrating that a Third Party is infringing any Licensed Patent in any jurisdiction by making or selling within Mirna’s exclusive field, and following such Notice Rosetta elects not to enforce the Licensed Patents against such alleged infringer, then during the period such Third Party is so infringing the Licensed Patents (as

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demonstrated by Mirna), [***], provided that the foregoing [***] shall not apply if Rosetta has elected not to proceed against the accused Third Party [***].  Upon Rosetta’s request, Mirna shall join in and/or provide cooperation with respect to any such action to enforce the Licensed Patents.

8.CONFIDENTIALITY

8.1.Non-Disclosure.  Except as expressly permitted herein, a Party that receives disclosure of Confidential Information in connection with this Agreement (a “Recipient”) from the other Party (a “Discloser”) shall not disclose Discloser’s Confidential Information, and shall prevent the disclosure of such information by Recipient’s Representatives.   “Confidential Information” means (a) the terms of this Agreement and the terms of the Yeda Agreement and (a) the Reports provided by Mirna to Rosetta pursuant to Section 4.4.  Recipient shall use Confidential Information of Discloser solely during the Term and as necessary for Recipient to comply with its obligations, and exercise its rights, in accordance with the Agreement.  Recipient may disclose Confidential Information of Discloser solely to its employees and independent contractors under their direction and control (each, a “Representative”), in each case solely to Representatives who are subject to a duty of non-use and non-disclosure at least as protective of Discloser and its Confidential Information as the provisions herein and who need to know such information in order for Recipient to reasonably exercise and perform its rights and obligations hereunder.  Recipient also may disclose Discloser’s Confidential Information as reasonably necessary in the operation of Recipient’s business, to its financial advisors, accountants, attorneys and potential and actual investors and lenders under circumstances that reasonably ensure the confidentiality thereof.

8.2.Exclusions.  The confidentiality obligations and use limitations set forth in this Agreement shall not apply to any of Discloser’s Confidential Information that Recipient can demonstrate with competent written proof: (a) was lawfully in Recipient's possession prior to disclosure by Discloser hereunder; (b) was generally known, in the trade or business in which it is practiced by Discloser and/or had entered the public domain, at the time of disclosure to Recipient hereunder, or becomes so generally known and/or entered the public domain after such disclosure, through no action or inaction of Recipient or its employees, agents or independent contractors or (c) has come into the possession of Recipient from a Third Party who is not known by Recipient to be under any obligation to maintain the confidentiality of such information.  For purposes of this Section 8.2, no combination of elements within the Confidential Information shall be deemed to be part of the public domain merely because the individual elements of such combination are part of the public domain, unless the entire combination itself, or the entire principle of use or operation of such combination (if any), is part of the public domain.  In addition, no element within the Confidential Information shall be deemed to be a part of the public domain merely because it is embraced by more general information or data that is part of the public domain.

8.3.Terms of Agreement.  Notwithstanding anything to the contrary herein, the terms of this Agreement are the Confidential Information of both Parties, and may not be disclosed by one Party without the consent of the other Party, provided that both Parties may disclose to third Parties that Mirna has been granted a royalty-bearing license under the Licensed Patents to sell

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Products, without disclosing any specific financial terms of this Agreement.  Rosetta may issue a press release disclosing that Mirna has been granted a royalty-bearing license under the Licensed Patents to sell Products, and shall provide a copy of such press release to Mirna for its review and comment prior to issuance.

8.4.Disclosures Required by Law.  In the event that Recipient is ordered to disclose Discloser's Confidential Information under applicable Law or pursuant to a judicial or governmental request, requirement or order, Recipient shall promptly provide written notice to Discloser of any required disclosure, which notice shall, to the extent reasonably practicable, be given a reasonable period of time in advance of such required disclosure.  Upon Discloser’s reasonable written request and at Discloser’s sole cost, the Recipient shall take reasonable efforts to resist or limit such disclosure and assist Discloser in contesting such request, requirement or order or otherwise protecting Discloser's rights, such reasonable efforts shall be no less than efforts exerted by such Party to preserve the confidentiality of such Party’s own similar Confidential Information.  In the event either Party is required to file this Agreement with the Securities and Exchange Commission or any comparable non-United States regulatory agency, such Party shall apply for confidential treatment of this Agreement to the fullest extent permitted by applicable law, shall provide the other Party a copy of the confidential treatment request far enough in advance of its filing to give the other Party a meaningful opportunity to comment thereon, and shall incorporate in such confidential treatment request any reasonable comments of the other Party.  If Discloser waives Recipient’s compliance with this Agreement or fails to obtain a protective order or other appropriate remedy, Recipient will furnish only that portion of the Confidential Information that is legally required to be disclosed; provided that any Confidential Information so disclosed shall maintain its confidentiality protection for all purposes other than such legally compelled disclosure.

8.5.Yeda Confidential Information.  Notwithstanding anything to the contrary herein, Mirna and its Sublicensees shall maintain in confidence the Yeda Agreement and the terms thereof hereof (hereinafter, collectively referred to as the “Yeda Confidential Information"), except and to the extent that Mirna and its Sublicensee can prove that any such information or data is in the public domain at the date of the signing hereof or becomes part of the public domain thereafter (other than through a violation by Mirna or a Sublicensee of this or its obligation of confidentiality) and except with regard to that portion, if any, of the Confidential Information expressly released by Rosetta from this obligation of confidentiality by notice in writing to Mirna to such effect.  Mirna and its Sublicensees undertake not to make any use of the names of Yeda, WIS and their employees, without Yeda’s prior written consent.

9.TERM AND TERMINATION

9.1.Term.  The term of this Agreement shall commence on the Effective Date and end on the date on which no patent applications comprised within the Licensed Patents are pending and all issued Licensed Patents have expired (the “Expiration Date” and such term, the “Term”) unless this Agreement is earlier terminated in accordance with this Section 9.

9.2.Termination At-will.  This Agreement may be terminated without cause by Mirna upon one hundred and twenty (120) days’ written notice, provided that the effective date of such termination (the “Termination Date”) must be at least eighteen (18) months from the Effective Date, and provided further that on the Termination Date Mirna pays to Rosetta an early termination fee as follows: (a) if as of the Termination Date Mirna has [***], the early termination fee shall be three million five hundred thousand dollars ($3,500,000) and (b) [***] the early termination fee will be two million dollars ($2,000,000).  In the event of a termination under this Section 9.2, then the restriction on Challenges in Section 7.2  will not survive such termination, provided that if following termination Mirna or its Sublicensee [***], then Mirna or its Sublicensee, as the case may be, will be required to [***], provided further that [***] if Mirna has paid an early termination fee of three million five hundred thousand dollars ($3,500,000) in accordance with subsection (a) above, and (ii) [***] if Mirna has paid an early termination fee of two million dollars ($2,000,000) in accordance with subsection (b) above.

9.3.Termination for Cause.  This Agreement may be terminated by Rosetta immediately upon written notice in the event of the occurrence of any of the following:

(a)Mirna is in material breach of this Agreement and fails to cure such material breach within forty (40) days of written notice of breach by Rosetta, and within fifteen (15) days for any breach of payment required hereunder.  For the avoidance of doubt and without limitation, any failure to make timely payments due under this Agreement, a breach of Section 7.2 (No Challenge), or any breach hereunder that is a material breach of the Yeda Agreement, is a material breach of this Agreement for purposes of this Section 9.3(a).  If Mirna [***], then the termination of this Agreement [***]; or

(b)A court determines that Mirna is insolvent; a petition in bankruptcy is filed against Mirna and is consented to, acquiesced in or remains undismissed for thirty (30) days; or makes a general assignment for the benefit of creditors, or a receiver is appointed for Mirna, and Mirna does not return to solvency before the expiration of a thirty (30) day period.

9.4.Effect of Termination.  Upon expiration or termination of this Agreement for any reason:

(a)The License and all rights of Mirna and its Sublicensees with respect to the Licensed Patents, immediately will terminate;

(b)Within [***] ([***]) days of such expiration or termination, Mirna will provide a royalty report pursuant to Section 4.4, and make all payments due hereunder in respect of any accrued milestones or Products Sold during the Term; and

(c)Termination of this Agreement shall not constitute a termination or a waiver of any rights of either Party against the other Party accruing at or prior to the time of such termination.  The obligations set forth in this Section 9.4 are without limitation of any other obligations of Mirna pursuant to this Agreement, and will not be affected by any dispute between the Parties with respect to this Agreement or any other matter.  Upon termination of this Agreement as permitted hereunder there will be no refund, in whole or in part, of any payments hereunder already made.  Expiration or termination of this Agreement shall not relieve Mirna of responsibility for any payment obligations or any liability for breach or otherwise accrued prior to the date of such expiration or termination.

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9.5.Survival.  Notwithstanding anything to the contrary herein, upon expiration or termination of the Agreement for any reason, the rights and obligations of the Parties hereunder will terminate, except that Sections [***] (solely for [***]), [***] (except as provided in Section [***]),[***] and [***]will survive any expiration or termination of this Agreement for any reason.

10.       REPRESENTATIONS AND WARRANTIES; LIMITATION OF LIABILITY; INDEMNITY.

10.1.Mutual Representations and Warranties.  Each Party hereby represents and warrants to the other Party that:

(a)        it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(b)        the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite action under the provisions of its charter, bylaws and other organizational documents, and does not require any action or approval by any of its shareholders or other holders of its voting securities or voting interests;

(c)        it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(d)        this Agreement has been duly executed and is a legal, valid and binding obligation on such Party, enforceable against such Party in accordance with its terms; and

(e)        the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of or default under any obligation to any Third Party existing as of the Effective Date.

10.2.Representations and Warranties of Rosetta.  Rosetta hereby represents and warrants to Mirna that as of the Effective Date:

(a)        Rosetta is the co-exclusive owner of, or otherwise Controls pursuant to the Yeda Agreement, the Licensed Patents, all of which, to the best of its knowledge, are free and clear of any claims, liens, charges or encumbrances.  For purposes of this Section 10.2(a), “Controls” means ability to grant to the other Party access to or a license under such item or right, as provided herein, without violating the terms of any agreement or other arrangements with any Third Party and without the prior consent of any Third Party.

(b)        to Rosetta’s knowledge, each Licensed Patent is in full force and effect;

(c)        to its knowledge, the Licensed Patents issued and existing as of the Effective Date are valid and enforceable patents;

(d)        (i) there are no agreements between Rosetta and any Third Party existing as of the Effective Date under which Rosetta obtains rights in or to any Licensed Patents, other

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than the Yeda Agreement, a true and complete copy of which has been provided to Mirna, (ii) except as provided in the Yeda Agreement no Third Party has any right, title or interest in or to, or any license under, any Licensed Patents, (iii) no rights granted by or to Rosetta or its Affiliates under the Yeda Agreement conflict with any right or license granted to Mirna or its Affiliates hereunder, and (iv) Rosetta and its Affiliates are in compliance in all respects with the Yeda Agreement.

10.3.Rosetta Covenants.  In addition to the covenants made by Rosetta elsewhere in this Agreement, Rosetta hereby covenants to Mirna that, from the Effective Date until expiration or termination of this Agreement, it will:

(a)        not enter into any agreement with a Third Party that conflicts with or limits (i) the rights granted to Mirna hereunder or (ii) Rosetta’s ability to fully perform its obligations hereunder;

(b)        not amend, terminate or otherwise modify the Yeda Agreement or consent or waive rights with respect thereto in any manner that (i) conflicts or the rights granted to Mirna hereunder, or (ii) adversely impacts Rosetta’s ability to fully perform its obligations hereunder; provided that in the event that Yeda terminates the License (as defined in the Yeda Agreement), except where such termination by Yeda arises directly or indirectly out of a breach by Mirna or its sublicensees of this Agreement or the Yeda Agreement, Rosetta hereby grants Mirna a worldwide, non-exclusive, transferable, assignable, with the right to authorize and grant Sublicenses in multiple tiers, to: (x) make, have made, use, offer for sale, sell and import Products that comprise or contain either the Current Compound or the Non-Exclusive Compounds and  (y) perform processes covered by the Licensed Patents solely in connection with the activities permitted under subsection (b)(x).

(c)        promptly furnish Mirna with copies of all amendments to the Yeda Agreement;

(d)        fulfill, and cause its Affiliates to fulfill, all of their respective obligations under the Yeda Agreement so as not to be in breach of such agreement; and

(e)        furnish Mirna with copies of all notices received by Rosetta or its Affiliates relating to any actual or alleged breach by Rosetta or its Affiliates under the Yeda Agreement, within [***] ([***]) Business Days after receipt thereof; and

(f)        in the event that Rosetta receives a notice alleging a breach by Rosetta of the Yeda Agreement, and does not resolve any such actual or alleged breach as permitted thereunder, and where it would be possible for Mirna to effect a cure of such actual or alleged breach, notify Mirna within a sufficient period of time before the expiration of the cure period for such actual or alleged breach under the Yeda Agreement such that Mirna is able to cure or otherwise resolve such actual or alleged breach or default, and if Mirna makes any payments to any Third Party in connection with the cure or other resolution of such breach or default (except where the alleged breach of the Yeda Agreement was based on any breach of this Agreement or the Yeda Agreement by, or gross negligence or intentional misconduct of, Mirna or any of its

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Sublicensees) then Mirna may credit the amount of such payments against any royalties or other amounts payable to Rosetta pursuant to this Agreement.

10.4.DISCLAIMERS.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, ROSETTA AND ITS AFFILIATES DO NOT MAKE (EITHER EXPRESSLY OR IMPLIEDLY), AND EXPRESSLY DISCLAIM ALL, REPRESENTATIONS AND WARRANTIES RELATING TO THE LICENSED PATENTS OR THE PRODUCTS, INCLUDING ANY WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.  WITHOUT LIMITING THE FOREGOING, (a) THE LICENSED PATENTS AND ALL INFORMATION PROVIDED BY ROSETTA TO MIRNA IS PROVIDED “AS-IS;” AND (b) ROSETTA AND ITS AFFILIATES DO NOT ASSUME ANY RESPONSIBILITIES OR MAKE ANY REPRESENTATION OR WARRANTIES WHATSOEVER WITH RESPECT TO MIRNA’S PRODUCTS, THE CONDUCT OF ANY PATENTED PROCESS BY MIRNA, ITS SUBLICENSEES OR CUSTOMERS, OR THAT THE CONDUCT OF THE PATENTED PROCESS WILL ACHIEVE ANY PARTICULAR RATE, COST OR QUALITY OF PRODUCTION, OR THAT THE PRODUCTS PRODUCED THEREWITH WILL MEET ANY PARTICULAR PERFORMANCE STANDARD.

10.5.Indemnification.  In recognition of the fact that Rosetta and Yeda will have no control of the activities of Mirna or its Sublicensees under this Agreement, Mirna agrees, and shall cause its Sublicensees, to agree as follows:

(a)        Mirna agrees to indemnify, defend and hold harmless Rosetta, Yeda, WIS, their Affiliates and their respective directors, officers and employees (hereinafter collectively the “Indemnitees”) for any demands, liabilities, costs, losses, fines, damages or expenses (including legal costs and attorneys’ fees) of whatever kind or nature (“Losses”) arising from a claim, action or lawsuit or other proceeding (“Claim”) that (i) is asserted by a third party and [***] in connection with the exercise of the rights and or the performance of the obligations of Mirna or any Sublicensee under this Agreement or any Sublicense Agreement, including the exercise of the License or any Sublicense, including [***] in connection with the development, manufacture, Sale or use of any of products or services by Mirna, any Sublicensee, or any Entity acting in the name of or on behalf of any of the foregoing, or [***], or [***] in connection with the exploitation or use by Mirna or any Sublicensee of the Licensed Patents or any data or results relating thereto; and (ii) any third party Claim that Rosetta is in breach of the Yeda Agreement that [***] arises out of a breach by Mirna or its sublicensees of this Agreement or the Yeda Agreement, except, in each case, to the extent caused by the gross negligence, recklessness or intentional acts of Rosetta or any Indemnitee or any material breach of a representation or warranty by Rosetta.

(b)        Without limiting the generality of the foregoing, Mirna’s indemnification under Section 10.5(a) shall extend to product liability claims and to Losses attributable to death, personal injury or property damage [***].

(c)        Rosetta shall (i) promptly notify Mirna in writing of any claim or action triggering an indemnification obligation under this Section 10.5 after it becomes aware of the same; (ii) provide Mirna with such information and assistance as reasonably required in

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connection therewith; and (iii) enable Mirna to assume and solely control any proceedings or negotiations related to such defense or settlement with its own counsel (except that no settlement of any such claim or action prejudicial to Rosetta’s or Yeda’s IP rights and/or requiring the Indemnitees to take or refrain from taking any action may be made without Rosetta’s prior written consent); provided that any Indemnitee shall be entitled to be represented separately by counsel of the Indemnitee's choice and at its own expense. Further and without derogating from the foregoing, any compromise made by an Indemnitee without Mirna’s prior written consent shall release Mirna of its obligation to indemnify the Indemnitee with respect to the compromised liability.

(d)        Mirna shall at its own expense insure its liability pursuant to Section 10.5 during the period beginning on the date on which any clinical trials are undertaken in the development of Products and/or services utilizing the Licensed Patents shall first commence, and continuing during the entire period that the License is in force plus an additional period of [***] ([***]) years.  Such insurance shall be in reasonable amounts and on reasonable terms in the circumstances, having regard, in particular, to the nature of the products and services sold under the License and shall be obtained from a reputable insurance company. The policy will name Rosetta as an additional insured. The policy or policies so issued shall include a “cross-liability” provision pursuant to which the insurance is deemed to be separate insurance for each named insured (without right of subrogation as against any of the insured under the policy, or any of their representatives, employees, officers, directors or anyone in their name). Mirna hereby undertakes to comply with all obligations imposed upon it under such policy or policies and in particular, without limiting the generality of the foregoing, to pay in full and all premiums and other payments for which it is liable pursuant to such policy or policies. Mirna shall be obliged to submit to Rosetta certificates of insurance within [***] ([***]) days of the date of issue of each such policy.

11.       MISCELLANEOUS

11.1.Governing Law; Venue.  This Agreement and any dispute between the Parties arising hereunder or relating hereto, including the interpretation thereof, the rights and obligations thereunder or compliance therewith (a “Dispute”), shall be governed by and construed in accordance with the laws of New York, U.S.A, exclusively, as such laws shall be in effect from time to time, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction, provided that any Dispute as to the scope, validity, enforceability, infringement or ownership of any U.S. Licensed Patents shall be governed by the federal laws of the United States.

11.2.Dispute Resolution.  Any dispute or controversy arising out of or in connection with this Agreement (each, a “Dispute”) between the Parties shall be resolved in accordance with this Section 11.2.

(a)        Escalation.  Either Party may notify the other Party of the existence of a Dispute by written notice, specifying in reasonable detail the basis for such Dispute (a “Dispute Notice”).  Promptly following the issuance of such notice, at least one senior representative of each Party shall meet to attempt to resolve the Dispute.  If the Parties are unable to resolve the

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Dispute within [***] days of the issuance of the Dispute Notice, either Party may commence litigation with respect to such Dispute.

11.3.Litigation.  The state and federal courts located in New York, New York shall have exclusive jurisdiction to resolve any suit, action, proceeding or judgment relating to or arising out of this Agreement or any Dispute hereunder, and each Party hereby irrevocably submits to, and agrees not to object to, the jurisdiction of such courts and the appropriateness of such venue.

11.4.Injunctive Relief.  Nothing in this Agreement shall limit the right of either Party to seek to obtain in any court of competent jurisdiction any equitable or interim relief or provisional remedy.  Mirna hereby acknowledges that violation by it, its Affiliates or their respective officers, directors, employees, agents, or contractors of Sections 2 or 7.2 may cause Rosetta irreparable injury not compensable by money damages and for which Rosetta may not have an adequate remedy at law.  Further, if Rosetta institutes an action or proceeding to enforce any provision of this Agreement and a court of competent jurisdiction determines that Rosetta is entitled to injunctive or other equitable relief as may be necessary to enjoin, prevent or curtail any breach thereof, threatened or actual, then Rosetta will be entitled to seek such relief without the posting of any bond or security.  The foregoing will be in addition to and without prejudice to or limitation of any other rights Rosetta may have under this Agreement, at law or in equity, including the right to seek preliminary injunctive relief for violations of provisions of this Agreement other than those listed above.

11.5.Notices.  Any and all notices, elections, offers, acceptances, approvals and demands permitted or required to be made under this Agreement (each a “Notice” or “notice”) shall be in writing, signed by the Party giving such notice, election, offer, acceptance, approval or demand, and shall be delivered personally, or sent by registered or certified mail (including by overnight carrier), to the Party as follows:

If to Rosetta: Rosetta Genomics Ltd. 10 Plaut St. Rehovot, 7670609 Israel Attn: Chief Executive Officer	If to Mirna: Mirna Therapeutics, Inc. 2150 Woodward St., Suite 100 Austin, TX 78744 Attn: Chief Executive Officer
With a copy to: Brian Keane, Member Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center, Boston, MA 02111	With a copy to: Maya Skubatch Wilson, Sonsini, Goodrich and Rosati 650 Page Mill Rd Palo Alto, CA 94304

or as changed by written notice given by such Party.  To the extent it is valid and complete, any such notice, statement or other communication shall be effective as of the date received, unless

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sent by overnight carrier, in which case it shall be effective the date mailed, as evidenced by the postal document received at the time of registration or certification.

11.6.Force Majeure.  If the performance of any part of this Agreement by either Party, or of any obligation under this Agreement, is prevented, restricted, interfered with, or delayed by reason of any cause beyond the reasonable control of the Party liable to perform, unless conclusive evidence to the contrary is provided, the Party so affected shall, on giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference, or delay.  The foregoing shall in no event relieve Mirna of its obligation to timely pay in-full amounts due Rosetta in accordance with the terms of this Agreement.

11.7.Successors and Assigns.

(a)        This Agreement and the related rights and obligations granted hereunder to Mirna are personal to Mirna and may not be sold, assigned, delegated or otherwise transferred or encumbered, in whole or in part, without the prior written consent of each of Rosetta and Yeda (such consent by Yeda to be sought and provided in accordance with Section 5.7.5 of the Yeda Agreement),.  Mirna may seek the consent of Yeda directly, or may request that Rosetta solicit such consent from Yeda, in which case Rosetta will forward such request to Yeda within [***] of its receipt from Mirna.  For the avoidance of doubt, for purposes of this, Agreement, a merger or consolidation of Mirna with a third party where Mirna is the surviving entity, or the acquisition of all or substantially all of the stock of control of Mirna, shall not be deemed an assignment and the prior consent of Rosetta or Yeda is not required for such transaction.  Any transfer or assignment in violation of this Section 11.7(a) shall be null and void.  This Agreement shall be binding on and shall inure to the benefit of the Parties, their respective successors, successors in title, and permitted assigns, and each Party agrees, on behalf of it, its successors, successors in title, and permitted assigns, to execute any instruments that may be necessary or appropriate to carry out and execute the purpose and intentions of this Agreement and hereby authorizes and directs its successors, successors in title, and assigns to execute any and all such instruments.  Each and every successor in interest to any Party shall hold such interest subject to all of the terms and provisions of this Agreement. For the avoidance of doubt, nothing hereunder limits Rosetta from assigning this Agreement.

(b)        If (i) Mirna desires to assign this Agreement to a successor to all or substantially all of Mirna’s assets to which this Agreement relates, including any assignment of Mirna’s rights in the Product, whether by merger, asset sale, or otherwise, (ii) [***], and (iii) [***], then, upon Mirna’s written request, (A) [***] and (B) [***] (provided that if Mirna paid any amounts under this Agreement for fees or milestone payments, such amounts shall not be payable by Mirna’s successor).

11.8.Bankruptcy.  All rights and licenses granted under this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses to rights to “intellectual property” as defined in Section 11 U.S.C. § 101(56) of the Bankruptcy Code.  The Parties agree that Section 11 U.S.C. 365 of the Bankruptcy Code is applicable to this Agreement, and that, if Rosetta, as debtor in possession, or a trustee in bankruptcy for Rosetta, in a case under the Bankruptcy Code rejects this Agreement,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Mirna may elect to retain its licensee rights under this Agreement as provided for in Section 365(n) of the Bankruptcy Code over Rosetta, as applicable, or the trustee in such circumstances, in each case as provided in Section 365(n).  In the event that this Agreement or the licenses granted hereunder should ever become subject to future United States bankruptcy proceeding, Rosetta hereby agrees to waive the provisions of Section 365(c) of the Bankruptcy Code and applicable non-bankruptcy law to the extent such law could operate to prevent Mirna, as a debtor in United States bankruptcy cases and in its capacity as a licensee of intellectual property, from assuming the Agreement.  Provided that the conditions for assumption under Section 365(b) of the Bankruptcy Code are satisfied (or waived by the appropriate parties at the time of the proposed assumption), and the sole impediment to assumption is the operation of Section 365(c) of the Bankruptcy Code, Rosetta hereby irrevocably consents to the assumption by Mirna of the Agreement, notwithstanding the filing of any bankruptcy case in respect of Mirna, as the case may be, and the provisions of Section 365(c) of the Bankruptcy Code, to the extent such law could operate to restrict assumption Mirna's license rights under this Agreement.  Under no circumstances should the foregoing waiver and consent be deemed a waiver or consent to the assignment of this Agreement to any Third Party by either Mirna or Rosetta.

11.9.Entire Agreement, Amendments.  This Agreement, including all Schedules hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings, and communications between the Parties, whether oral or written, relating to such subject matter.  No change, modification, or amendment of this Agreement shall be valid or binding on the Parties unless such change or modification shall be in writing signed by duly authorized representatives of both Parties.

11.10.Further Assurances.  Each Party hereby covenants and agrees that it shall execute and deliver such deeds and other documents as may be required to implement any of the provisions of this Agreement.

11.11.No Waiver.  Any waiver under this Agreement shall be in writing.  The failure of either Party to enforce, at any time, or for any period of time, any provision of this Agreement, shall not be construed to be a waiver of such provision, or in any way affect the validity of this Agreement, or any part thereof, or the right of any Party thereafter to enforce each and every such provision.

11.12.Severability.  If any provision of this Agreement should become fully or partially invalid or unenforceable for any reason whatsoever, or violate any applicable law, this Agreement is to be considered divisible as to such provision and such provision deleted from this Agreement, and the remainder of this Agreement shall be valid and binding as if such provision were not included herein.  A new provision shall be substituted for any such deleted prevision which shall come as close to what the Parties intended, as far as legally possible, according to the sense and purpose of this Agreement.

11.13.Costs and Expenses.  Unless otherwise expressly provided in this Agreement, each Party shall bear all fees and expenses incurred in performing its obligations under this Agreement.

11.14.Independent Contractors.  This Agreement is not intended to create, and shall not be interpreted or construed as creating a partnership, joint venture, agency, employment, master and servant, or similar relationship between Rosetta and Mirna, and no representation to the contrary shall be binding upon Rosetta.  Neither Party shall be considered an agent or employee of the other. Neither Party has the right or power, express or implied, to make any commitments of any kind on behalf of the other Party without prior written consent of the other Party.

11.15.Non-Disparagement.  The Parties agree that neither will disparage the other Party nor their respective Affiliates, nor any of their respective officers, directors, employees or contractors with respect to the matters relating to or arising from the matter hereunder of the settlement of a Claim or this Agreement.

11.16.Counterparts.  This Agreement may be executed in multiple copies, each of which is deemed an original, but all of which constitute one and the same agreement, binding on the Parties, and each Party hereby covenants and agrees to execute all duplicates or replacement counterparts of this Agreement as may be required.  Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission will be as effective as physical delivery of a manually executed counterpart and copies of executed signature pages shall be binding as originals.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized officer or representative set forth below as of the Effective Date:

/s
ROSETTA GENOMICS LTD.		MIRNA THERAPEUTICS, INC.

By:	/s/ Kenneth A. Berlin	By:	/s/ Paul Lammers
Name:	Kenneth A. Berlin	Name:	Dr. Paul Lammers
Title:	President and CEO	Title:	President and CEO
Date:	December 31, 2015	Date:	December 31, 2015

SCHEDULE A

LICENSED PATENTS

Jurisdiction	Application No.	Filing Date	Issue Date	Patent No.
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE B

Sequence for Current Compound:

Active:	[***]
Passenger:	[***]

 Where [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE C

Nucleic acid sequence1:

[***] or

[***]

1	This Schedule is also reference for Mimetic of miR-34a definition.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.